Exhibit 99.1

White Electronic Designs Announces $3.0 Million Awards for
Secure Microelectronics

For Immediate Release

Contact:	Hamid R. Shokrgozar	RCG Capital Markets Group, Inc.
	Chairman and CEO	Retail: Joe Dorame
	White Electronic Designs Corp.	Institutional/Analysts: Joe Diaz
	602-437-1520	Media: Andrea Huttle
	hamid@wedc.com	480-675-0400

Phoenix, AZ. May 24, 2005 – White Electronic Designs Corporation (NASDAQ: WEDC) today announced that its microelectronic segment has received awards, exceeding $3.0 million for products featuring its Anti-Tamper (AT) processes. These orders involve the manufacture of System-in-Package (SiP) products utilized in military platforms. The Company expects to ship these products within the next nine months.

Hamid Shokrgozar, chairman and chief executive officer of White Electronic Designs Corporation, commented “These orders, featuring our “AT” technology, include the largest single order that we have received to date. We are pleased to have exceeded the $1.6 million in orders utilizing the same technology that we booked last quarter. The Company is dedicated to investing in the continued development of its Anti-Tamper processes, and we expect to be one of the leading providers of this mission-critical technology.”

About White Electronic Designs Corporation
White Electronic Designs Corporation designs, develops and manufactures innovative components and systems for high technology sectors in military, industrial, medical and commercial markets. White’s products include advanced semiconductor packaging of high-density memory products and state-of-the-art microelectronic multi-chip modules for military and defense industries and data and telecommunications markets; anti-tamper products for mission-critical semiconductor components in defense and secure commercial applications; enhanced and ruggedized high-legibility flat-panel displays for commercial, medical, defense and aerospace systems; digital keyboard and touch-screen operator-interface systems; and electromechanical assemblies for OEM’s in commercial and military markets. White is headquartered in Phoenix, Arizona, and has design and manufacturing centers in Arizona, Indiana, Ohio and Oregon. To learn more about White Electronic Designs Corporation’s business, as well as employment opportunities, visit our website, www.wedc.com.

Cautionary Statement
This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words, “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Forward looking statements contained herein include, but are not limited to, statements regarding our anti-tamper technology and anticipated product shipment dates. These forward-looking statements speak only as of the date the statements were made and are based upon management’s current expectations and beliefs and are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified, that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: reductions in demand for the Company’s products, the loss of a significant customer, the inability to procure required components, any further downturn in the high technology data and telecommunications industries, reductions in military spending or changes in the acquisition requirements for military products, the inability to develop, introduce and sell new products or the inability to develop and implement new manufacturing technologies, and changes or restrictions in the practices, rules and regulations relating to sales in international markets.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements are included in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2005 and in the Company’s Annual Report on Form 10-K for the year ended October 2, 2004 under the heading “Business-Risk Factors.” You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events.